Exhibit 10.2

EXECUTOION VERSION

Amendment no. I to Share Pledge Agreement

Project Atmosphere

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Side 2	This amendment (the “Amendment”) to the Share Pledge Agreement signed 2 April 2012 (the “Agreement”) is made on 28 June 2012 between:

MOCON Denmark Holding ApS
CVR -no. 34 46 73 07
c/o Hannes Snellman Advokatpartnerselskab
Amaliegade 15
1256 Copenhagen
Denmark
(the “Pledgor”)

and

PBI Holding A/S
CVR-no.28 15 85 56
Kærup Allé 3
DK 4100 Ringsted
Denmark
(the “Pledgee” and together with the Pledgor referred to as the “Parties” and each of them as a “Party”).

WHEREAS the Parties have agreed that Pledgee on 29 June 2012 will receive an early repayment of DKK 6,500,000 under the Vendor Loan Agreement and on 31 July 2012 an additional early repayment under the Vendor Loan Agreement of DKK 6,500,000;

WHEREAS the Parties have agreed that the early repayment shall entail release of Pledge in respect of nominally DKK 7,000,000 shares in the Company on the terms set out in this Amendment;

WHEREAS the Pledgee and MOCON, Inc. have today executed an amendment to the Vendor Loan Agreement signed 2 April 2012; and

NOW, THEREFORE, the Pledgor and the Pledgee have agreed to amendment the Agreement as follows:

NOW IT IS AGREED AS FOLLOWS

	1	Definitions

	1.1	Capitalised terms and definitions used in this Amendment shall have the same meaning set out in the Agreement, unless otherwise set out herein.

1.2

Any reference in the Agreement or in this Amendment to the “Agreement” shall be construed as a reference to the Agreement as amended by this Amendment. Any reference in the Agreement or in this Amendment to a specific clause of the Agreement shall be construed as a reference to said clause in the Agreement as amended by this Amendment.

Side 3	2	Release from pledge

2.1

Upon receipt by the Pledgee of the payment of DKK 6,500,000 under the Vendor Loan Agreement on or prior to 29 June 2012 in immediately available funds on its bank account with Danske Bank, account no. 4955-6170002367, the Pledgee shall automatically, and without the need for further action, release from the Pledge shares in the Company with nos. 130,001 — 200,000 owned by the Pledgor amounting to a nominal value of DKK 7,000,000 equal to 35% of the total share capital of the Company (as further defined below, the “Released Shares”). For the avoidance of doubt, such release of the Released Shares shall in no event be considered or interpreted as a release of the Pledge in full and shares in the Company with nos. 1 — 130,000 amounting to a nominal value of DKK 13,000,000 equal to 65% of the total share capital of the Company shall remain pledged to the Pledgor on the terms set out in the Agreement.

2.2

As soon as practicably possible following receipt of the payment set out in Clause 2.1 of this Amendment, Pledgee shall notify the Company of the release of the Released Shares in the form of Schedule 1 (Release from Pledge) to this Amendment although any failure to deliver such notification will not affect the effectiveness of the release of the Released Shares as contemplated herein.

	3	Amendments to the Agreement

	3.1	The Parties have agreed to make the following amendments to the Agreement:

	3.1.1	The existing recital B of the Agreement is hereby amended and restated in its entirety as follows:

“B.                According to clause 4 of the Vendor Loan Agreement (as amended) the Pledgor agreed to provide security in 65% of the shares (equal to nominally DKK 13,000,000 shares) in the Company held by the Pledgor as security for the Vendor Loan on the terms and conditions set out in the Vendor Loan Agreement.”

	3.1.2	The existing definition of “Pledged Shares” in Clause 1.2 of the Agreement is hereby amended and restated in its entirety as follows:

““Pledged Shares” means:

(a)              Share nos. 1 — 130,000 of the Company owned by the Pledgor amounting to a nominal value of DKK 13,000,000 equal to 65% of the total share capital of the Company, including all dividends, pre-emption right and voting rights in respect of or attaching to the shares; and

(b) 65% of any further shares, warrants, and other securities providing a right to subscribe or acquire shares in the Company at any time issued or to be issued to the Pledgor.”

	3.1.3	Clause 1.2 of the Agreement is hereby amended by adding the following new definition:

Side 4		““Released Shares” means share nos. 130,001 — 200,000 of the Company owned by the Pledgor amounting to a nominal value of DKK 7,000,000 equal to 35% of the total share capital of the Company”

	3.1.4	The existing Clause 4.1 of the Agreement is hereby amended and restated in its entirety us follows:

“At all times during the existence of this Agreement, the Pledgor undertakes with the Pledgee that unless the Pledgee has given its prior written consent to the contrary it will;

(a)     not grant or permit to exist, and immediately procure the removal of any further pledge or other encumbrance on the Pledged Shares, the Released Shares or any other warrants and other securities providing a right to subscribe or acquire shares in the Company in favour of any other person than the Pledgee;

(b)     not sell, assign, transfer, pledge, charge, encumber or otherwise dispose of any of the Pledged Shares, the Released Shares or any other warrants and other securities providing a right to subscribe or acquire shares in the Company;

(c) not to enter into any agreement regarding the Pledged Shares, the Released Shares or any other warrants and other securities providing a right to subscribe or acquire shares in the Company;

(d)     not to enter into any agreement which entails a change of control (direct or indirect) in either the Pledgor or the Company (for the purposes hereof “control” shall be construed in accordance with the term “bestemmende indflydelse” in Section 7 of the Danish Companies Act);

(e)     promptly upon the accrual, offer or issue of any new shares, warrants and other securities providing a right to subscribe or acquire shares in the Company in which the Pledgor has an interest have a pledge to Pledgee of 65% thereof duly registered in the share register of the Company or any other register required pursuant to the Danish Companies’ Act (in Danish: Selskabsloven);

(f) in the event of any increase of the share capital of the Company, not allow any party other than itself to subscribe for any shares;

(g)     warrant and defend the rights and interests of the Pledgee conferred by this Agreement, including the rights and interests of the Pledgee conferred by this Agreement over the Pledged Shares against the claims and demands of all persons whomsoever, subject always, however, to the necessary authorisations from the Pledgee;

(h) not agree to any amendment of the articles of association of the Company which in each case could reasonably be expected to be prejudicial to the interest of the Pledgee; and

Side 5		(i) ensure that the Pledge continues to be registered at all times in the share register of the Company.

3.2

Other than specifically set forth in this Amendment, nothing in this Amendment shall affect any of the rights or obligations of the Parties under the Agreement. In particular, and for the avoidance of doubt the Parties agree and acknowledge that all other Clauses of the Agreement shall continue in full force and effect except to the extent expressly amended by this Amendment.

	3.3	For the avoidance of doubt Clauses 8, 9, 10 and 11 of the Agreement shall apply to this Amendment as well.

	4	Copies

	4.1	This Amendment shall be signed in duplicate. The Parties shall each receive one original with copy.

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Date: 28 June 2012	Date: 28 June 2012

Place: Minnesota	Place: Ringsted

For and on behalf of the MOCON Denmark	For and on behalf of PBI Holding A/S:
Holding ApS:

/s/ Darrell B. Lee	/s/ Erik D. Jensen
Name: Darrell B. Lee	Name: Erik D. Jensen
Title: Managing Director	Title: Chairman

/s/ Lene Stengade
Name: Lene Stengade
Title: CEO

Side 6	Schedule 1 — Release from Pledge

PBI-Dansensor A/S
Rennedevej 18
4100 Ringsted
Denmark
(the “Company”)

[Date] June 2012

Notice of release of pledge of shares

We, PBI Holding A/S, hereby notify the Company that as of today’s date we release from the first priority pledge in our favour nominal DKK 7,000,000 shares with share nos. 130,001 — 200,000 (the Released Shares”) corresponding to 35% of the share capital of the Company.

The remaining 65% of the share capital, equal to nominal DKK 13,000,000 shares in the Company, with share nos. 1 — 130,000 (the “Pledged Shares) shall continue to be recorded in the share register of the Company with a first priority pledge in our favour.

The Company is requested to record the release of pledge over the Pledged Shares in the share register of the Company and to forward a copy of the updated share register to us.

PBI Holding A/S:

Name:
Title: